UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): January 31, 2025

UMB FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

MO	001-38481	43-0903811
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

1010 Grand Blvd. Kansas City, MO	64106
(Address of principal executive offices)	(Zip Code)

(816) 860-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $1.00 Par Value	UMBF	The Nasdaq Global Select Market
Depositary Shares, each representing a 1/400th interest in a share of 7.00% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series A	UMBFP	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introduction

This Current Report on Form 8-K is being filed in connection with the completion on January 31, 2025 (the “Closing Date”) of the previously announced merger between UMB Financial Corporation, a Missouri corporation (“UMB” or the “Company”) and Heartland Financial USA, Inc., a Delaware corporation (“HTLF”), pursuant to the Agreement and Plan of Merger, dated as of April 28, 2024 (the “Merger Agreement”), by and among the Company, HTLF and Blue Sky Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”).

Item 2.01. Completion of Acquisition or Disposition of Assets.

Pursuant to the Merger Agreement, on the Closing Date, Merger Sub merged with and into HTLF (the “Merger”), with HTLF surviving the Merger as a wholly owned subsidiary of the Company (the “Surviving Entity”). Immediately following the effective time of the Merger (the “Effective Time”), and as part of a single, integrated transaction, the Surviving Entity merged with and into the Company (the “Second Merger”, and together with the Merger, the “Mergers”), with the Company surviving the Second Merger. On the day immediately following the closing date of the Mergers, HTLF’s wholly owned banking subsidiary, HTLF Bank, merged with and into UMB’s wholly owned banking subsidiary, UMB Bank, National Association (the “Bank Merger”), with UMB Bank, National Association continuing as the surviving bank in the Bank Merger.

Pursuant to the Merger Agreement, at the Effective Time, (i) each share of common stock, par value $1.00 per share, of HTLF (“HTLF Common Stock”) issued and outstanding immediately prior to the Effective Time, other than certain shares held by UMB or HTLF, was converted into the right to receive 0.55 shares (the “Exchange Ratio,” and such shares, the “Merger Consideration”) of common stock, $1.00 par value, of UMB (“UMB Common Stock”), (ii) each share of 7.00% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series E, par value $1.00 per share of HTLF (the “HTLF Preferred Stock”), issued and outstanding immediately prior to the Effective Time was converted into the right to receive one share of the newly created 7.00% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series A, par value $1.00 per share, of the Company (the “UMB Preferred Stock”) with such rights, preferences, privileges and powers (including voting powers) as set forth in the Certificate of Designations attached as an exhibit to the Merger Agreement and (iii) each outstanding HTLF depositary share representing a 1/400th interest in a share of HTLF Preferred Stock was converted into a UMB depositary share representing a 1/400th interest in a share of UMB Preferred Stock. Each holder of HTLF Common Stock and HTLF Preferred Stock (and depositary shares in respect thereof) converted pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of UMB Common Stock and UMB Preferred Stock (after taking into account all shares held by such holder) will instead receive cash (without interest) in lieu of such fractional share in accordance with the terms of the Merger Agreement.

Upon the terms and subject to the conditions set forth in the Merger Agreement, at the Effective Time, each outstanding equity award with respect to HTLF Common Stock was treated as follows:

Restricted Stock Units: Each time-vesting restricted stock unit award of HTLF (each, a “HTLF RSU Award”) that was vested or held by a former service provider or a non-employee director became fully vested and was cancelled and converted automatically into the right to receive the Merger Consideration. Each other HTLF RSU Award was assumed by the Company and converted into a restricted stock unit award with respect to a number of shares of UMB Common Stock determined by multiplying the number of shares of HTLF Common Stock subject to the HTLF RSU Award immediately prior to the Effective Time by the Exchange Ratio (each, an “Assumed RSU Award”). Each Assumed RSU Award continues to have, and is subject to, the same terms and conditions as applied to the corresponding HTLF RSU Award immediately prior to the Effective Time (including the requirement to perform continued services to satisfy applicable time-based vesting conditions, subject to any accelerated vesting on a Qualified Termination (as defined in the Merger Agreement) of the holder’s employment following the Mergers).

Performance-Based Restricted Stock Units: Each performance-vesting restricted stock unit award of HTLF (each, a “HTLF PSU Award”) held by a former service provider became fully vested based on target performance and was cancelled and converted automatically into the right to receive the Merger Consideration. Each other HTLF PSU Award was assumed by the Company and converted (based on target performance) into a time-vesting restricted stock unit award with respect to a number of shares of UMB Common Stock determined by multiplying the number of shares of HTLF Common Stock subject to the HTLF PSU Award immediately prior to the Effective Time by the Exchange Ratio (each, an “Assumed PSU Award”). Each Assumed PSU Award continues to have, and is subject to, the same terms and conditions as applied to the corresponding HTLF PSU Award (other than performance-based vesting conditions) immediately prior to the Effective Time (including the requirement to perform continued services to satisfy applicable time-based vesting conditions, subject to any accelerated vesting on a Qualified Termination of the holder’s employment following the Mergers).

Stock Options: Each stock option to purchase HTLF Common Stock (each a “HTLF Option”) that was vested or held by a former service provider became fully vested and was cancelled and converted automatically into the right to receive the Merger Consideration, reduced by a number of shares required to satisfy the applicable exercise price. Each HTLF Option for which the applicable per share exercise price exceeded the closing price of a share of HTLF Common Stock on the Closing Date was cancelled as of the Effective Time for no consideration. Each HTLF Option that was unvested and held by an active service provider was assumed by the Company and converted into a stock option to purchase a number of shares of UMB Common Stock determined by multiplying the number of shares of HTLF Common Stock subject to the HTLF Option immediately prior to the Effective Time by the Exchange Ratio, at an exercise price determined by dividing the exercise price of the HTLF Option immediately prior to the Effective Time by the Exchange Ratio (each an “Assumed Option”). Each Assumed Option continues to have, and is subject to, the same terms and conditions as applied to the corresponding HTLF Option immediately prior to the Effective Time (including the requirement to perform continued services to satisfy applicable time-based vesting conditions, subject to any accelerated vesting on a Qualified Termination of the holder’s employment following the Mergers).

The foregoing description of the Mergers, the Bank Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed hereto as Exhibit 2.1 and incorporated herein by reference.

The total aggregate consideration payable in the Merger was approximately 24 million shares of UMB Common Stock. The issuance of shares of UMB Common Stock in connection with the Merger was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement on Form S-4 (File No. 333-280190) filed by the Company with the Securities and Exchange Commission (the “Commission”) and declared effective on July 5, 2024 (the “Registration Statement”). The joint proxy statement/prospectus included in the Registration Statement (the “Joint Proxy Statement/Prospectus”) contains additional information about the Merger Agreement and the transactions contemplated thereby.

The information set forth in the Introduction is incorporated herein by reference into this Item 2.01.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with the Merger, at the Effective Time, the Company assumed HTLF’s obligations as required by the indentures and certain related agreements with respect to HTLF’s outstanding trust preferred securities consisting of (i) $3,093,000 of its floating rate junior subordinated deferrable interest debentures due September 30, 2032, (ii) $10,310,000 of its floating rate junior subordinated deferrable interest debentures due December 26, 2032, (iii) $7,732,000 of its floating rate junior subordinated debt securities due April 24, 2033, (iv) $7,732,000 of its fixed/floating rate junior subordinated deferrable interest debentures due September 17, 2033, (v) $5,155,000 of its floating rate junior subordinated debt securities due November 23, 2034, (vi) $10,310,000 of its floating rate junior subordinated deferrable interest debentures due December 17, 2033, (vii) $25,774,000 of its floating rate junior subordinated deferrable interest debentures due March 17, 2034, (viii) $5,155,000 of its junior subordinated debt securities due December 15, 2034, (ix) $6,186,000 of its junior subordinated debt securities due December 15, 2034, (x) $7,217,000 of its floating rate junior subordinated debt securities due January 23, 2034, (xi) $11,856,000 of its unsecured junior subordinated deferrable interest notes due September 30, 2035, (xii) $20,619,000 of its junior subordinated debt securities due April 7, 2036, (xiii) $15,464,000 of its junior subordinated debt securities due June 15, 2036, (xiv) $20,619,000 of its fixed/floating rate junior subordinated deferrable interest debentures due September 15, 2037 and (xv) $20,619,000 of its floating rate junior subordinated debt securities due September 1, 2037 (collectively, the “Trust Preferred Securities”). In connection with the Merger, at the Effective Time, the Company also assumed all of HTLF’s obligations as required by that certain Indenture, dated as of December 17, 2014, as supplemented by that certain Second Supplemental Indenture, dated as of September 8, 2021 (collectively, the “Indenture”), with respect to HTLF’s $150,000,000 aggregate principal amount of 2.75% fixed-to-floating rate subordinated notes due September 15, 2031 (the “2031 Notes”).

The supplemental indentures pursuant to which the Company assumed the Trust Preferred Securities and the original indentures pursuant to which the Trust Preferred Securities were issued, and the assignment and assumption pursuant to which the Company assumed the 2031 Notes, as well as the Indenture pursuant which the 2031 Notes were issued, have not been filed herewith pursuant to Item 601(b)(4)(v) of Regulation S-K under the Securities Act. The Company agrees to furnish a copy of such indentures and the Indenture to the Commission upon request.

Item 3.03. Material Modifications to Rights of Security Holders.

On January 31, 2025, in connection with the consummation of the Mergers, UMB filed (i) a certificate of amendment with the Missouri Secretary of State for the purpose of amending its articles of incorporation to effect an increase in the number of authorized shares of UMB Common Stock from 80,000,000 to 160,000,000 and (ii) a certificate of designation to fix the designations, preferences, limitations and relative rights of the UMB Preferred Stock. Additionally, in connection with the issuance of the UMB Preferred Stock, UMB entered into a deposit agreement (the “Deposit Agreement”), dated as of January 31, 2025, by and among UMB, Computershare Trust Company, N.A. and Computershare, Inc., jointly as depositary, and the holders from time to time of the depositary receipts described in the Deposit Agreement.

The description of the UMB Preferred Stock and the UMB depositary shares to be issued in connection therewith under the section of the joint proxy statement/prospectus filed by UMB with the Commission on July 5, 2024 (the “Joint Proxy Statement/Prospectus”) entitled “DESCRIPTION OF NEW UMB PREFERRED STOCK” is incorporated herein by reference.

The foregoing description of the certificate of amendment, the certificate of designation and the terms of the UMB Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the full text of the certificate of amendment and the certificate of designation, which are filed as Exhibits 3.1 and 3.2 to this Current Report and are incorporated by reference herein.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Board of Directors

In accordance with the terms of the Merger Agreement, the size of the board of directors of the Company (the “Board”) as of the Effective Time was increased to consist of a total of 16 directors, including 11 current directors of UMB and five directors of HTLF mutually agreed by UMB and HTLF.

Continued Service of Directors; Election of Directors

The 11 current directors of UMB, each of whom previously served, and continues to serve, as a member of the Board, are as follows: J. Mariner Kemper, Robin C. Beery, Janine A. Davidson, Kevin C. Gallagher, Greg M. Graves, Gordon E. Lansford III, Timothy R. Murphy, Tamara M. Peterman, Kris A. Robbins, L. Joshua Sosland and Leroy J. Williams, Jr.

The five former directors of HTLF mutually agreed by UMB and HTLF, each of whom previously served as a member of the board of directors of HTLF immediately prior to the Merger and was appointed by the Board to fill the vacancies resulting from the increase in the size of the Board referred to above, in each case effective as of the Effective Time, are as follows: John Schmidt, Jennifer Hopkins, Susan Murphy, Margaret Lazo and Brad Henderson (collectively, the “New Directors”). Certain New Directors have also been assigned to serve on certain committees of UMB’s board of directors. In particular, (i) Brad Henderson, Jennifer Hopkins and Susan Murphy have been assigned to serve on the Audit Committee, (ii) Brad Henderson, Jennifer Hopkins, Margaret Lazo and Susan Murphy have been assigned to serve on the Risk Committee, (iii) Margaret Lazo has been assigned to serve on the Compensation Committee and (iv) John Schmidt has been assigned to serve on the Governance Committee.

Other than the Merger Agreement, there are no arrangements between the New Directors and any other person pursuant to which the New Directors were selected as directors. There are no transactions in which any New Director has an interest requiring disclosure under Item 404(a) of Regulation S-K. Non-employee members of the Board, including the New Directors, will be compensated for such service in accordance with UMB’s non-employee director compensation policies.

Amendments to UMB PSU Awards

Effective as of the Effective Time, the Compensation Committee of the Board (the “Committee”) approved certain amendments to the performance share unit awards (“PSUs”) granted to UMB’s named executive officers in 2023 and 2024 (the “2023 PSUs” and “2024 PSUs”, respectively). The 2023 PSUs and 2024 PSUs, as originally granted, were eligible to vest subject to achievement of certain earnings per share and average return on tangible common equity metrics. Following a review of the expected impact of the Merger on such metrics, the Committee determined that the applicable performance metrics were no longer appropriate. As a result, after discussions with the Committee’s independent compensation consultant, the Committee waived the continued applicability of the performance-based vesting conditions for the 2023 PSUs and 2024 PSUs and converted such PSUs into awards of restricted stock units (“RSUs”) that vest at the same time as the service conditions that applied to such PSUs. The 2023 PSUs and 2024 PSUs were converted to RSUs assuming performance at 100% and 194.7% of target, respectively, which reflected the greater of target performance and actual performance through December 31, 2024.

Item 5.03. Amendments to Articles of Incorporation.

In connection with the completion of the Merger and in accordance with the Merger Agreement, UMB’s articles of incorporation were amended to increase the number of authorized shares of UMB Common Stock from 80,000,000 shares to 160,000,000 shares (the “Articles Amendment” and the Company’s articles of incorporation, as amended in accordance with the Articles Amendment, the “Articles of Incorporation”), effective as of the Closing Date.

The foregoing summary of the Articles Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Articles Amendment, a copy of which is filed hereto as Exhibit 3.1 and incorporated herein by reference.

On January 31, 2025, UMB filed a Certificate of Designation to its Articles of Incorporation with the Secretary of State of the State of Missouri, establishing the terms of the UMB Preferred Stock. A copy of the Certificate of Designation relating to the UMB Preferred Stock is filed as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

As a result of the Mergers, HTLF no longer exists as a legal entity separate from UMB and therefore no longer fulfills the listing requirements of the Nasdaq Global Select Market (the “Nasdaq”). On January 31, 2025, the Nasdaq was notified that the Mergers would be effective as of January 31, 2025 and it was requested that the Nasdaq (1) suspend trading of HTLF Common Stock and HTLF Preferred Stock, (2) withdraw HTLF Common Stock and HTLF Preferred Stock from listing on the Nasdaq, in each case, prior to the open of trading on February 3, 2025, and (3) file with the Commission a notification of delisting of HTLF Common Stock and HTLF Preferred Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, HTLF Common Stock and HTLF Preferred Stock will no longer be listed on the Nasdaq.

In furtherance of the foregoing, UMB, as successor to HTLF, intends to file with the Commission certifications on Form 15 under the Exchange Act requesting the deregistration of HTLF Common Stock and HTLF Preferred Stock under Section 12(g) of the Exchange Act and the corresponding immediate suspension of HTLF’s reporting obligations under Sections 13 and 15(d) of the Exchange Act as promptly as practicable, and to cease filing any further periodic reports with respect to HTLF since it no longer as a result of the Mergers exists as a separate legal entity.

Item 8.01. Other Events

On January 31, 2025, UMB issued a press release announcing the completion of the Mergers. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Forward Sale Agreement

As previously reported on the Current Reports on Form 8-K filed on April 29, 2024 (the “April 8-K”) and May 1, 2024 (the “May 8-K”), on April 28, 2024, the Company entered into (i) an underwriting agreement (the “Underwriting Agreement”) with BofA Securities, Inc. and Morgan Stanley & Co. LLC, as representatives for the underwriters named therein (collectively, the “Underwriters”), Bank of America, N.A., acting in its capacity as the forward purchaser (the “Forward Purchaser”), and BofA Securities, Inc. as forward seller (the “Forward Seller”), relating to the registered public offering and sale by the Forward Seller of 2,800,000 shares of UMB Common Stock, and (ii) a forward sale agreement (the “Forward Sale Agreement”) with the Forward Purchaser relating to 2,800,000 shares of UMB Common Stock. Pursuant to the Underwriting Agreement, the Underwriters were also granted a 30-day option to purchase up to an additional 420,000 shares of UMB Common Stock.

On April 30, 2024, the Underwriters exercised in full their option to purchase the additional 420,000 shares of UMB Common Stock pursuant to the Underwriting Agreement and, in connection therewith, the Company entered into an additional forward sale agreement (the “Additional Forward Sale Agreement”) with the Forward Purchaser relating to 420,000 shares of UMB Common Stock, on terms essentially similar to those contained in the Forward Sale Agreement.

The Company intends to physically settle in full the Forward Sale Agreement and the Additional Forward Sale Agreement during the first quarter of 2025 by delivering 3,220,000 shares of UMB Common Stock to the Forward Purchaser. The

Company expects to receive net proceeds from such sale of shares of UMB Common Stock and full physical settlement of the Forward Sale Agreement and the Additional Forward Sale Agreement, before expenses, of approximately $231.8 million, based upon the initial forward sale price of $72.00 per share. The forward sale price is subject to adjustments pursuant to the terms of the Forward Sale Agreement, and the actual proceeds will be calculated pursuant thereto.

The descriptions of the Underwriting Agreement, the Forward Sale Agreement and the Additional Forward Sale Agreement set forth above do not purport to be complete and are qualified in their respective entireties by reference to the terms and conditions of the Underwriting Agreement and the Forward Sale Agreement, which are filed as Exhibits 1.1 and 10.2, respectively, to the April 8-K, and the Additional Forward Sale Agreement, which is filed as Exhibit 10.1 to the May 8-K, and, in each case, incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

The financial statements required by this item will be filed by an amendment to this Current Report on Form 8-K no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of April 28, 2024, by and among Heartland Financial USA, Inc., UMB Financial Corporation and Blue Sky Merger Sub, Inc. (incorporated herein by reference to Exhibit 2.1 to the Company’s Form 8-K, initially filed with the Commission on April 29, 2024)*

3.1	Amendment to the Articles of Incorporation of UMB, dated as of January 31, 2025.

3.2	Certificate of Designation for the UMB Preferred Stock, dated as of January 31, 2025.

99.1	Press Release of UMB, dated January 31, 2025.

104	Cover Page Interactive Data File (formatted as inline XBRL document)

*

Pursuant to Item 601(a)(5) of Regulation S-K, certain schedules and similar attachments have been omitted. The registrant hereby agrees to furnish supplementally a copy of any omitted schedule or similar attachment to the Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UMB FINANCIAL CORPORATION

By:	/s/ Ram Shankar
Name:	Ram Shankar
Title:	Chief Financial Officer

Date: February 3, 2025